For additional information:
Mark W. Funke
President & CEO
Joe Shockley
EVP & CFO
                                                                                                                (405) 372-2230
For Immediate Release

Southwest Bancorp, Inc. Reports 2012 Annual Results

January 23, 2013, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB, OKSBP), (“Southwest”), today reported net income for the year ended December 31, 2012 of $16.2 million, compared to a loss of ($68.3) million for the year ended December 31, 2011.  Net income available to common shareholders for the year ended December 31, 2012 totaled $12.4 million, or $0.64 per diluted share, compared to a net loss available to common shareholders of ($72.5) million, or ($3.73) per diluted share, for the year ended December 31, 2011.

Southwest reported net income for the fourth quarter of 2012 of $1.0 million, compared to a loss of ($58.3) million for the fourth quarter of 2011.  Net income available to common shareholders was $1.0 million, or $0.05 per diluted share for the fourth quarter of 2012, compared to a net loss available to common shareholders of ($59.3) million, or ($3.05) per diluted share for the fourth quarter of 2011.

Mark Funke, President and Chief Executive Officer, stated, “Many positive changes took place in 2012.  We experienced significant improvement in our balance sheet strength and capital position following the bulk asset sale which was completed in fourth quarter of 2011.  We restored all interest payments on our trust preferred capital.  We repurchased all of the $70 million Series B preferred securities issued to the Department of Treasury under the Treasury’s Capital Purchase Program.  We strengthened our relationship with banking regulators and returned the company to profitability.  We also added key management personnel in various areas.

“The slow economic conditions and uncertain regulatory and political environment presented challenges to us as well as to our customers in 2012.  Despite these challenges, we are pleased to report net income of $16.2 million.  This past year was focused on restructuring and repositioning the company for 2013 and beyond.  While income for the fourth quarter was less than anticipated, we are aggressively identifying potential problem loans and assets and establishing appropriate reserves and values.  For the year, common shareholders’ equity increased to $246.1 million, an increase of 5.5%.”

During the fourth quarter of 2012, Southwest identified a miscalculation in the valuation analysis on the goodwill of its Kansas market segment.  The correction of the formula resulted in the identification of a noncash impairment of $5.6 million of goodwill at year-end 2010.  The financial statements for the year ended December 31, 2010 will be restated along with the financial statements for 2011 and the 2012 quarterly financial statements through September.

The impact of the impairment reduced net income for 2010 by $5.6 million, from $17.0 million to $11.4 million.  Total assets and shareholders’ equity at December 31, 2010 are reduced by $5.6 million to end at $2.8 billion and $372.2 million, respectively.  The effect of the correction is reflected in 2011 and 2012 financial information included with this earnings release for the quarter-ended December 31, 2012.

Southwest Chief Financial Officer, Joe Shockley, stated “this correction is a result of a diligent accounting review and another milestone in repositioning Southwest for 2013 and beyond. This did not impact net income for 2011 or 2012, nor will it affect earnings going forward.  While shareholders’ equity is reduced by $5.6 million, regulatory capital is not reduced as goodwill is deducted when computing regulatory capital.  Therefore, Southwest and its subsidiary bank, Bank of Kansas, remained well-capitalized throughout the period the miscalculation existed.  The financial statements of Stillwater National Bank, Southwest’s largest subsidiary bank, were not affected.”

NASDAQ: OKSB
OKSBP
Southwest Bancorp, Inc. Reports 2012 Annual Results

Financial Overview

Condition:  At December 31, 2012, total assets were $2.1 billion, down $255.0 million, or 11%, from December 31, 2011, and total loans were $1.4 billion, down $384.8 million, or 22%, from December 31, 2011.  The decline in loans was due in part to the change in our lending focus away from larger average size loans and a refocus to our primary markets.

Investment securities increased $101.8 million, or 37%, to $377.1 million as of December 31, 2012, from $275.4 million as of December 31, 2011.  The increase is primarily the result of the decline in total loans reduced by the company allowing higher cost of funds to mature.  The investment portfolio is managed to provide safety, liquidity, and collateral for public funds and borrowings.  The investment portfolio continues to be managed in compliance with the current investment policy, including interest rate and liquidity risk stress testing, and the average duration of the portfolio not exceeding four years.

At December 31, 2012, the noncovered allowance for loan losses was $46.5 million, an increase of 5% from December 31, 2011.  The noncovered allowance for loan losses to noncovered portfolio loans was 3.52% as of December 31, 2012 compared to 2.62% as of December 31, 2011.  The noncovered allowance for loan losses to noncovered nonperforming loans was 121.10% as of December 31, 2012, compared to 162.21% as of September 30, 2012.

Nonperforming assets were $49.7 million, or 3.73% of portfolio loans and other real estate, as of December 31, 2012, an increase of $8.1 million (20%) from $41.6 million, or 2.88% of portfolio loans and other real estate, as of September 30, 2012.  The increase in nonperforming assets during the fourth quarter is attributable to placing $12.5 million in loans on nonaccrual, primarily commercial healthcare loans located out of market, and a $2.9 million increase in loans ninety days past due, offset in part by the receipt of $3.2 million in resolutions and payments on nonperforming loans, the recognition of impairments in other real estate assets of $2.8 million, the receipt of $0.8 million from sales of other real estate, and charge-offs of $0.7 million in nonperforming loans.

Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 98% of total funding as of December 31, 2012, compared to 94% at December 31, 2011.  Core funding by segment is as follows as of December 31, 2012 and December 31, 2011, respectively:  $1,290.8 million and $1,426.2 million in Oklahoma banking, $167.0 million and $156.2 million in Texas banking, $269.3 million and $273.6 million in Kansas banking, and $14.5 million and $3.9 million in the secondary market and other operations segments.  Wholesale funding, including FHLB borrowings, federal funds purchased, and brokered deposits, accounted for 2% of total funding at December 31, 2012, compared to 6% at December 31, 2011.  Please see Table 7 for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and each of its banking subsidiaries, as of December 31, 2012, met the criteria for regulatory classification as “well-capitalized”.  Southwest’s total regulatory capital was $340.0 million, for a total risk-based capital ratio of 21.56%, and Tier 1 capital was $319.7 million, for a Tier 1 risk-based capital ratio of 20.280%.  Southwest’s capital exceeded the minimum to be classified as “well-capitalized” by $182.3 million.  Stillwater National Bank, Southwest’s principal banking subsidiary, had total regulatory capital of $269.3 million, for a total risk-based capital ratio of 19.55%, and Tier 1 capital of $236.7 million, for a Tier 1 risk-based capital ratio of 17.18%.  Stillwater National Bank exceeded the minimum to be classified as “well-capitalized” by $131.5 million.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank regulators.

Year-to-date Results:

Summary:  Net income available to common shareholders was $12.4 million as of December 31, 2012, compared to a net loss available to common shareholders of ($72.5) million as of December 31, 2011.  The $85.0 million increase in our net income available to common shareholders from 2011 is the result of a $129.0 million decrease in the provision for loan losses, a $26.9 million decrease in noninterest expense, a $1.9 million increase in noninterest income, and the $0.5 million decrease in the yield on preferred stock due to the repurchase during the year, offset by a $19.8 million decrease in net interest income and a $53.5 million increase in income tax expense.

Net Interest Income: Net interest income totaled $76.6 million for 2012, compared to $96.3 million for 2011, a decrease of $19.8 million, or 21%.  Lower loan volume was the primary cause of this decrease.  Year-to-date net interest margin was 3.64%, compared to 3.74% for 2011.

NASDAQ: OKSB
OKSBP
Southwest Bancorp, Inc. Reports 2012 Annual Results

Provision for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs for the period.  The provision for loan losses totaled $3.1 million for 2012, compared to $132.1 million for 2011.  Net charge-offs totaled $1.1 million, or 0.07% (annualized) of average portfolio loans as of December 31, 2012, compared to $152.6 million, or 7.01% (annualized) of average portfolio loans as of December 31, 2011. Excluding the impact of the fourth quarter of 2011 sale of nonperforming assets, the provision for loan losses and net charge-offs would have been approximately $57.2 million and $64.0 million, respectively.

Noninterest Income:  Noninterest income totaled $15.9 million for 2012, compared to $14.0 million for 2011.  The increase in noninterest income was the result of a $1.5 million increase in gains on sale of loans, which consists primarily of mortgage loans, a $0.8 million increase in the gains on sale of investment securities, and a $0.1 million increase in other noninterest income, offset by a $0.5 million decline in service charges and fees.

Noninterest Expense: Noninterest expense totaled $63.3 million for 2012, compared to $90.2 million for 2011.  The decrease primarily consists of a $24.3 million decrease in other real estate expense, of which $23.6 million was the fair value adjustment for the assets sold in the fourth quarter of 2011, a $1.3 million decrease in FDIC and other insurance expense, a $1.3 million decrease in general and administrative expense, primarily from the 2011 settlement of Oklahoma state tax claims for less than the amount accrued, and a $0.2 million decrease in occupancy expense, offset in part by a $0.3 million increase in the provision for unfunded loan commitments.

Income Tax:  Income tax expense totaled $9.8 million for 2012, compared to a benefit of $43.7 million for 2011.  The income tax expense (benefit) fluctuates in relation to pre-tax income (loss) levels.  The year-to-date effective tax rate was 37.91% as of December 31, 2012.

Fourth Quarter Results:

Summary:  For the fourth quarter of 2012, net income available to common shareholders was $1.0 million, compared to a net loss available to common shareholders of ($59.3) million for the fourth quarter of 2011.  The $60.3 million increase in our net income available to common shareholders from fourth quarter 2011 is the result of a $75.2 million decrease in the provision for loan losses, a $24.3 million decrease in noninterest expense, a $1.3 million increase in noninterest income, and the $1.1 million decrease in yield on preferred stock due to the repurchase during the year, offset in part by a $36.9 million increase in income tax expense and a $4.6 million decrease in net interest income.

Net Interest Income: Net interest income totaled $17.3 million for the fourth quarter of 2012, compared to $21.9 million for the fourth quarter of 2011, a decrease of $4.6 million, or 21%, and to $18.7 million for the third quarter of 2012, a decrease of $1.4 million, or 7%.  Noncovered loans declined $110.9 million, or 8%, from September 30, 2012 primarily due to commercial real estate loans that paid off due to the year-end sales of properties and certain commercial real estate and construction loans that moved to permanent long-term financing in the secondary market.  Net interest margin was 3.41% for the fourth quarter of 2012, compared to 3.62% for the fourth quarter of 2011 and 3.59% for the third quarter of 2012.

Provision for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses of $3.1 million was recorded for the fourth quarter of 2012, compared to a provision for loan losses of $78.3 million for fourth quarter of 2011 and a negative provision of $1.7 million for the third quarter of 2012.  For the fourth quarter of 2012, net charge-offs totaled $0.1 million, or 0.03% (annualized) of average portfolio loans, compared to net charge-offs of $98.3 million, or 19.78% (annualized) of average portfolio loans for the fourth quarter of 2011 and net recoveries of $1.6 million, or (0.42%) (annualized) of average portfolio loans for the third quarter of 2012. Excluding the impact of the fourth quarter 2011 sale of nonperforming assets, the provision for loans losses and net charge-offs would have been approximately $3.4 million and $9.7 million, respectively.

NASDAQ: OKSB
OKSBP
Southwest Bancorp, Inc. Reports 2012 Annual Results

Noninterest Income:  Noninterest income totaled $4.9 million for the fourth quarter of 2012, compared to $3.6 million for the fourth quarter of 2011 and $4.0 million for the third quarter of 2012.  The increase in noninterest income from the fourth quarter of 2011 is primarily the result of a $0.8 million increase in gains on sale of investment securities and a $0.3 million increase in gains on sales of loans, which consist primarily of mortgage loans.  The increase in noninterest income from the third quarter of 2012 is primarily the result of the $0.8 million gains on sales of investment securities.

Noninterest Expense: Noninterest expense totaled $17.7 million for the fourth quarter of 2012, compared to $41.9 million for the fourth quarter of 2011 and $14.6 million for the third quarter of 2012.

The $24.3 million decrease from fourth quarter of 2011 consists primarily of a $23.5 million decrease in other real estate expense, which includes the loss on assets sold during the fourth quarter of 2011 of $23.6 million, a $1.0 million decrease in general and administrative expense, which is primarily the result of decreased loan collection costs and legal fees, and a $0.3 million decrease in FDIC and other insurance expense, offset in part by a $0.3 million increase in personnel expense and a $0.3 million increase in the provision for unfunded loan commitments.

The $3.0 million increase from third quarter of 2012 consists of a $1.6 million increase in other real estate expense due to the fourth quarter fair value write-down of properties, a $0.6 million increase in personnel expense due to accrued bonus expense, a $0.5 million increase in general and administrative expense, which is primarily the result of fourth quarter write-down of an investment carried at cost, and a $0.4 million increase in the provision for unfunded loan commitments.

Income Tax:  Income tax expense totaled $0.4 million for the fourth quarter of 2012, compared to a benefit of $36.5 million for the fourth quarter of 2011.  The income tax expense (benefit) fluctuates in relation to pre-tax income (loss) levels.  The fourth quarter 2012 effective tax rate was 31.45%.

Southwest Bancorp and Subsidiaries

Southwest is the bank holding company for Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®.  We were organized in 1981 as the holding company for Stillwater National, which was chartered in 1894.  At December 31, 2012, we had total assets of $2.1 billion, deposits of $1.7 billion, and shareholders’ equity of $246.1 million.

Our area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, and commercial and commercial real estate borrowers.  We established a strategic focus on healthcare lending in 1974.  We provide credit and other services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of December 31, 2012, approximately $502.2 million, or 37%, of our noncovered loans were loans to individuals and businesses in the healthcare industry.  We conduct regular market reviews of our current and potential healthcare lending and the appropriate concentrations within healthcare based upon economic and regulatory conditions.

We also focus on commercial real estate mortgage and construction credits.  As of December 31, 2012, approximately $1.0 billion, or 74%, of our noncovered loans were commercial real estate mortgage and construction loans, including $344.0 million of loans to individuals and businesses in the healthcare industry.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.  Southwest’s public trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.

Caution About Forward-Looking Statements

We make forward-looking statements in this news release that are subject to risks and uncertainties.  We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:
•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding our future financial performance and the financial performance of our operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding our ability to utilize tax loss benefits;
•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of our ability to achieve financial and other goals.

                                                                                                                                                        NASDAQ: OKSB
 OKSBP
Southwest Bancorp, Inc. Reports 2012 Annual Results

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate our future results.  For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements.  These forward-looking statements speak only as of the date on which the statements were made.  We do not intend, and undertake no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of December 31, 2012 through the date its financial statements are filed with the Securities and Exchange Commission.  The December 31, 2012 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

                                                                                                                                                        NASDAQ: OKSB
 OKSBP
Southwest Bancorp, Inc. Reports 2012 Annual Results

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-Year-to-Date	Table 5
Unaudited Quarterly Summary Loan Data	Table 6
Unaudited Quarterly Summary Financial Data	Table 7
Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC.					Table 1
UNAUDITED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share)
	Fourth Quarter			Third Quarter
QUARTERLY HIGHLIGHTS			%		%
	2012	2011	Change	2012	Change
Operations
Net interest income	$17,285	$21,901	(21)%	$18,682	(7)%
Provision for loan losses	3,085	78,285	(96)	(1,726)	(279)
Noninterest income	4,871	3,576	36	3,950	23
Noninterest expense	17,653	41,903	(58)	14,591	21
Income (loss) before taxes	1,418	(94,711)	(101)	9,767	(85)
Taxes on income	446	(36,450)	(101)	3,880	(89)
Net income (loss)	972	(58,261)	(102)	5,887	(83)
Net income (loss) available to common
shareholders	972	(59,340)	(102)	4,344	(78)
Diluted earnings per share	0.05	(3.05)	(102)	0.22	(77)
Balance Sheet
Total assets	2,122,255	2,377,276	(11)	2,151,153	(1)
Loans held for sale	31,682	38,695	(18)	34,749	(9)
Noncovered portfolio loans	1,321,346	1,687,178	(22)	1,429,165	(8)
Covered portfolio loans	25,707	37,615	(32)	28,197	(9)
Total deposits	1,709,578	1,921,382	(11)	1,743,673	(2)
Total shareholders' equity	246,056	301,589	(18)	244,821	1
Book value per common share	12.60	11.99	5	12.59	0
Key Ratios
Net interest margin	3.41%	3.62%		3.59%
Efficiency ratio	79.68	164.47		64.47
Total capital to risk-weighted assets	21.56	20.78		20.64
Nonperforming loans to portfolio loans - noncovered	2.91	0.80		1.88
Shareholders' equity to total assets	11.59	12.69		11.38
Tangible common equity to tangible assets*	11.54	9.76		11.33
Return on average assets (annualized)	0.18	(8.98)		1.06
Return on average common equity (annualized)	1.56	(81.01)		7.11
Return on average tangible common equity (annualized)**	1.56	(81.35)		7.15

YEAR-TO-DATE HIGHLIGHTS	Twelve Months
			%
	2012	2011	Change
Operations
Net interest income	$76,563	$96,332	(21)%
Provision for loan losses	3,107	132,101	(98)
Noninterest income	15,936	14,018	14
Noninterest expense	63,322	90,201	(30)
Income (loss) before taxes	26,070	(111,952)	(123)
Taxes on income	9,883	(43,657)	(123)
Net income (loss)	16,187	(68,295)	(124)
Net income (loss) available to common
shareholders	12,446	(72,548)	(117)
Diluted earnings per share	0.64	(3.73)	(117)
Balance Sheet
Total assets	2,122,255	2,377,276	(11)
Loans held for sale	31,682	38,695	(18)
Noncovered portfolio loans	1,321,346	1,687,178	(22)
Covered portfolio loans	25,707	37,615	(32)
Total deposits	1,709,578	1,921,382	(11)
Total shareholders' equity	246,056	301,589	(18)
Book value per common share	12.60	11.99	5
Key Ratios
Net interest margin	3.64%	3.74%
Efficiency ratio (GAAP-based)	68.46	81.74
Total capital to risk-weighted assets	21.56	20.78
Nonperforming loans to portfolio loans - noncovered	2.91	0.80
Shareholders' equity to total assets	11.59	12.69
Tangible common equity to tangible assets*	11.54	9.76
Return on average assets	0.72	(2.54)
Return on average common equity	5.14	(23.83)
Return on average tangible common equity**	5.16	(23.93)

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure. Please see Table 8 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.

Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC.		Table 2
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	December 31,	December 31,
	2012	2011
Assets
Cash and due from banks	$45,045	$30,247
Interest-bearing deposits	243,034	199,642
Cash and cash equivalents	288,079	229,889
Securities held to maturity (fair values of $13,659 and $15,885, respectively)	12,797	15,252
Securities available for sale (amortized cost of $358,317 and $253,869, respectively)	364,315	260,100
Loans held for sale	31,682	38,695
Noncovered loans receivable	1,321,346	1,687,178
Less: Allowance for loan losses	(46,494)	(44,233)
Net noncovered loans receivable	1,274,852	1,642,945
Covered loans receivable (includes loss share: $6,714 and $10,073, respectively)	25,707	37,615
Less: Allowance for loan losses	(224)	(451)
Net covered loans receivable	25,483	37,164
Net loans receivable	1,300,335	1,680,109
Accrued interest receivable	6,365	7,176
Income tax receivable	24,525	28,666
Premises and equipment, net	21,691	22,700
Noncovered other real estate	11,315	19,844
Covered other real estate	3,643	4,529
Goodwill	1,214	1,214
Other intangible assets, net	4,864	4,857
Other assets	51,430	64,245
Total assets	$2,122,255	$2,377,276

Liabilities
Deposits:
Noninterest-bearing demand	$424,008	$400,985
Interest-bearing demand	112,012	105,905
Money market accounts	423,417	423,181
Savings accounts	37,693	33,406
Time deposits of $100,000 or more	351,273	487,907
Other time deposits	361,175	469,998
Total deposits	1,709,578	1,921,382
Accrued interest payable	1,116	3,689
Other liabilities	13,180	12,174
Other borrowings	70,362	56,479
Subordinated debentures	81,963	81,963
Total liabilities	1,876,199	2,075,687

Shareholders' equity
Serial preferred stock - $1,000 par value; 2,000,000 shares authorized;
0 and 70,000 shares issued and outstanding, respectively	-	68,455
Common stock - $1 par value; 40,000,000 shares authorized;
19,529,721 and 19,444,213 shares issued and outstanding, respectively	19,530	19,444
Additional paid-in capital	99,705	98,932
Retained earnings	125,093	112,647
Accumulated other comprehensive income	1,728	2,111
Total shareholders' equity	246,056	301,589
Total liabilities and shareholders' equity	$2,122,255	$2,377,276

SOUTHWEST BANCORP, INC.				Table 3
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share)

	For the three months		For the twelve months
	ended December 31,		ended December 31,
	2012	2011	2012	2011
Interest income
Loans	$19,021	$25,333	$84,602	$113,223
Investment securities	1,796	1,584	7,814	6,973
Other interest-earning assets	191	148	755	549
Total interest income	21,008	27,065	93,171	120,745

Interest expense
Interest-bearing deposits	2,014	3,318	9,703	16,793
Other borrowings	224	339	895	1,799
Subordinated debentures	1,485	1,507	6,010	5,821
Total interest expense	3,723	5,164	16,608	24,413

Net interest income	17,285	21,901	76,563	96,332

Provision for loan losses	3,085	78,285	3,107	132,101

Net interest income (loss) after provision for loan losses	14,200	(56,384)	73,456	(35,769)

Noninterest income
Service charges and fees	2,971	2,849	11,559	12,075
Gain on sales of loans	910	637	3,133	1,658
Gain on investment securities	802	-	837	-
Other noninterest income	188	90	407	285
Total noninterest income	4,871	3,576	15,936	14,018

Noninterest expense
Salaries and employee benefits	7,956	7,657	29,919	29,880
Occupancy	2,672	2,614	10,581	10,815
FDIC and other insurance	510	858	2,531	3,862
Other real estate, net	2,867	26,369	6,565	30,852
General and administrative	3,648	4,405	13,726	14,792
Total noninterest expense	17,653	41,903	63,322	90,201
Income (loss) before taxes	1,418	(94,711)	26,070	(111,952)
Taxes on income	446	(36,450)	9,883	(43,657)
Net income (loss)	$972	$(58,261)	$16,187	$(68,295)
Net income (loss) available to common shareholders	$972	$(59,340)	$12,446	$(72,548)

Basic earnings per common share	$0.05	$(3.05)	$0.64	$(3.73)
Diluted earnings per common share	0.05	(3.05)	0.64	(3.73)
Common dividends declared per share	-	-	-	-

SOUTHWEST BANCORP, INC.						Table 4
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES - QUARTERLY
(Dollars in thousands)

	For the three months ended December 31,
	2012			2011
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Noncovered loans	$1,424,512	$18,427	5.15%	$1,973,320	$24,473	4.92%
Covered loans	25,860	594	9.14	39,010	860	8.75
Investment securities	380,531	1,796	1.88	264,011	1,584	2.38
Other interest-earning assets	185,136	191	0.41	123,532	148	0.48
Total interest-earning assets	2,016,039	21,008	4.15	2,399,873	27,065	4.47
Other assets	125,027			173,307
Total assets	$2,141,066			$2,573,180

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$105,854	$41	0.15%	$98,167	$53	0.21%
Money market accounts	398,143	327	0.33	471,059	388	0.33
Savings accounts	37,242	14	0.15	32,032	12	0.15
Time deposits	747,579	1,632	0.87	994,519	2,865	1.14
Total interest-bearing deposits	1,288,818	2,014	0.62	1,595,777	3,318	0.82
Other borrowings	67,709	224	1.32	70,952	339	1.90
Subordinated debentures	81,963	1,485	7.25	81,963	1,507	7.35
Total interest-bearing liabilities	1,438,490	3,723	1.03	1,748,692	5,164	1.17

Noninterest-bearing demand deposits	419,086			400,435
Other liabilities	34,990			65,093
Shareholders' equity	248,500			358,960
Total liabilities and shareholders' equity	$2,141,066			$2,573,180

Net interest income and spread		$17,285	3.12%		$21,901	3.30%
Net interest margin (1)			3.41%			3.62%
Average interest-earning assets
to average interest-bearing liabilities	140.15%			137.24%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.						Table 5
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES - YEAR-TO-DATE
(Dollars in thousands)

	For the twelve months ended December 31,
	2012			2011
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Noncovered loans	$1,536,494	$82,288	5.36%	$2,168,458	$109,839	5.07%
Covered loans	30,824	2,314	7.51	45,449	3,384	7.45
Investment securities	350,021	7,814	2.23	264,006	6,973	2.64
Other interest-earning assets	187,478	755	0.40	96,753	549	0.57
Total interest-earning assets	2,104,817	93,171	4.43	2,574,666	120,745	4.69
Other assets	138,929			115,819
Total assets	$2,243,746			$2,690,485

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$114,974	$219	0.19%	$108,808	$382	0.35%
Money market accounts	381,292	1,077	0.28	483,373	2,154	0.45
Savings accounts	35,741	53	0.15	29,862	49	0.16
Time deposits	842,979	8,354	0.99	1,117,483	14,208	1.27
Total interest-bearing deposits	1,374,986	9,703	0.71	1,739,526	16,793	0.97
Other borrowings	61,822	895	1.45	84,738	1,799	2.12
Subordinated debentures	81,963	6,010	7.33	81,963	5,821	7.10
Total interest-bearing liabilities	1,518,771	16,608	1.09	1,906,227	24,413	1.28

Noninterest-bearing demand deposits	396,091			377,780
Other liabilities	45,368			33,991
Shareholders' equity	283,516			372,487
Total liabilities and shareholders' equity	$2,243,746			$2,690,485

Net interest income and spread		$76,563	3.34%		$96,332	3.41%
Net interest margin (1)			3.64%			3.74%
Average interest-earning assets
to average interest-bearing liabilities	138.59%			135.07%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.								Table 6
UNAUDITED QUARTERLY SUMMARY LOAN DATA
(Dollars in thousands, except per share)
	2012				2011
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Noncovered:
Real estate mortgage:
Commercial	$870,977	$898,453	$931,239	$996,486	$1,028,561	$1,169,010	$1,262,753	$1,302,164
One-to-four family residential	70,952	74,081	74,390	76,287	80,375	85,272	87,407	87,286
Real estate construction
Commercial	130,753	206,342	211,098	222,678	227,098	348,053	372,576	403,635
One-to-four family residential	3,656	3,438	4,184	3,814	4,987	25,527	26,400	26,758
Commercial	240,498	244,018	263,085	273,324	346,266	367,241	404,229	416,392
Installment and consumer:
Guaranteed student loans	4,680	4,872	5,153	5,276	5,396	5,547	5,600	5,700
Other	31,512	32,710	33,555	31,766	33,190	32,946	34,335	36,493
Total noncovered loans, including held for sale	1,353,028	1,463,914	1,522,704	1,609,631	1,725,873	2,033,596	2,193,300	2,278,428
Less allowance for loan losses	(46,494)	(43,607)	(43,807)	(45,023)	(44,233)	(64,698)	(54,575)	(61,285)
Total noncovered loans, net	$1,306,534	$1,420,307	$1,478,897	$1,564,608	$1,681,640	$1,968,898	$2,138,725	$2,217,143
Covered:
Real estate mortgage:
Commercial	$18,298	$20,664	$21,472	$22,607	$23,686	$23,201	$26,976	$28,929
One-to-four family residential	4,881	5,059	5,432	5,766	7,072	7,378	8,113	8,192
Real estate construction
Commercial	382	419	1,627	2,344	3,746	5,987	6,001	6,144
One-to-four family residential	-	-	-	-	-	-	172	281
Commercial	2,037	1,937	2,033	2,401	2,841	4,286	4,461	5,021
Installment and consumer:	109	118	148	196	270	357	430	550
Total covered loans	25,707	28,197	30,712	33,314	37,615	41,209	46,153	49,117
Less allowance for loan losses	(224)	(138)	(91)	(60)	(451)	-	-	-
Total covered loans, net	$25,483	$28,059	$30,621	$33,254	$37,164	$41,209	$46,153	$49,117
LOANS BY SEGMENT
Oklahoma banking	$536,855	$564,734	$597,506	$642,700	$688,592	$770,306	$834,189	$838,006
Texas banking	491,442	554,367	596,262	636,540	665,010	845,485	911,134	953,123
Kansas banking	184,330	202,262	198,404	202,050	238,468	252,302	260,431	272,685
Out of market	134,426	135,999	137,248	122,890	132,723	166,810	196,495	226,383
Subtotal	1,347,053	1,457,362	1,529,420	1,604,180	1,724,793	2,034,903	2,202,249	2,290,197
Secondary market	31,682	34,749	23,996	38,765	38,695	39,902	37,204	37,348
Total loans	$1,378,735	$1,492,111	$1,553,416	$1,642,945	$1,763,488	$2,074,805	$2,239,453	$2,327,545
NONPERFORMING LOANS BY TYPE
Construction & development	$3,355	$3,436	$3,608	$3,768	$3,877	$68,554	$73,487	$68,183
Commercial real estate	18,337	20,576	4,932	6,821	4,667	56,234	60,857	47,986
Commercial	15,232	1,791	10,878	2,209	3,374	6,080	15,224	16,633
One-to-four family residential	1,310	949	1,125	1,508	1,491	1,706	1,457	2,634
Consumer	160	131	176	118	140	152	153	27
Total nonperforming loans - noncovered	$38,394	$26,883	$20,719	$14,424	$13,549	$132,726	$151,178	$135,463
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$3,738	$5,198	$2,305	$2,864	$3,699	$14,932	$18,870	$13,443
Texas banking	17,876	15,342	11,526	2,258	83	95,191	91,449	87,122
Kansas banking	4,716	5,681	6,214	8,617	9,070	7,976	9,725	7,924
Out of market	12,064	662	674	685	697	14,627	31,134	26,974
Total nonperforming loans - noncovered	$38,394	$26,883	$20,719	$14,424	$13,549	$132,726	$151,178	$135,463
OTHER REAL ESTATE BY TYPE
Construction & development	$215	$445	$2,585	$3,542	$3,542	$38,927	$12,588	$6,304
Commercial real estate	11,003	14,130	14,129	14,854	15,464	24,364	16,300	23,890
One-to-four family residential	97	108	549	933	838	7,494	10,068	10,873
Total other real estate - noncovered	$11,315	$14,683	$17,263	$19,329	$19,844	$70,785	$38,956	$41,067
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$3,393	$6,178	$6,178	$6,273	$6,178	$8,709	$2,613	$4,616
Texas banking	7,227	7,227	9,162	9,846	9,846	35,270	17,398	18,652
Kansas banking	695	1,278	1,923	3,210	3,210	12,390	14,539	12,848
Out of market	-	-	-	-	610	14,416	4,406	4,951
Total other real estate - noncovered	$11,315	$14,683	$17,263	$19,329	$19,844	$70,785	$38,956	$41,067
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$22,077	$22,565	$25,563	$33,907	$43,607	$75,867	$111,032	$111,204
Commercial real estate	58,549	53,725	71,537	67,654	55,873	162,692	140,079	85,833
Commercial	12,526	9,305	12,753	23,506	32,477	37,027	38,850	19,940
One-to-four family residential	1,147	1,157	1,230	1,253	1,082	1,108	1,210	429
Consumer	62	-	-	-	-	-	-	-
Total potential problem loans - noncovered	$94,361	$86,752	$111,083	$126,320	$133,039	$276,694	$291,171	$217,406
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$18,773	$27,415	$37,320	$32,761	$27,481	$54,310	$42,565	$30,678
Texas banking	49,489	43,472	58,021	78,961	83,035	163,973	183,486	114,506
Kansas banking	4,573	3,286	3,118	1,893	836	14,530	11,289	19,472
Out of market	21,526	12,579	12,624	12,705	21,687	43,881	53,831	52,750
Total potential problem loans - noncovered	$94,361	$86,752	$111,083	$126,320	$133,039	$276,694	$291,171	$217,406
Continued

SOUTHWEST BANCORP, INC.								Table 6
UNAUDITED QUARTERLY SUMMARY LOAN DATA								Continued
(Dollars in thousands, except per share)
	2012				2011
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OUT OF MARKET LOANS
Net balance out of market loans:
Arizona	$40,326	$41,255	$39,449	$34,749	$26,372	$35,978	$49,977	$57,657
Iowa	22,826	22,958	23,022	23,130	26,494	26,626	26,695	26,759
Ohio	10,438	11,182	11,502	12,650	12,741	9,367	9,568	9,963
California	9,791	9,684	9,922	10,252	10,530	10,737	9,814	9,984
Kentucky	8,691	7,517	9,455	517	488	490	492	494
South Carolina	7,244	7,283	7,320	-	-	-	-	-
Tennessee	6,204	6,232	6,310	6,368	6,427	6,484	6,550	6,606
Florida	6,254	6,204	6,240	6,269	6,421	6,374	10,582	7,600
Louisiana	4,651	4,968	4,974	4,931	5,336	5,644	5,963	8,018
New Mexico	3,696	3,696	3,714	3,715	15,215	21,019	21,092	28,226
Other	14,305	15,020	15,340	20,309	22,699	44,091	55,762	71,076
Total out of market loans	$134,426	$135,999	$137,248	$122,890	$132,723	$166,810	$196,495	$226,383
Nonperforming out of market loans:
Arizona	$11,599	$250	$256	$261	$267	$8,441	$16,745	$10,316
Florida	275	281	287	293	299	305	1,479	1,479
Colorado	-	131	131	131	131	746	4,909	880
New Mexico	-	-	-	-	-	5,135	5,135	11,827
Alabama	-	-	-	-	-	-	157	172
Other	190	-	-	-	-	-	2,709	2,300
Total nonperforming out of market loans	$12,064	$662	$674	$685	$697	$14,627	$31,134	$26,974
Potential problem out of market loans:
Iowa	$11,868	$11,941	$11,970	$12,035	$-	$-	$-	$-
New Mexico	-	-	-	-	11,542	11,589	11,635	-
Arizona	9,037	-	-	-	9,463	10,287	14,865	25,242
California	536	548	559	570	578	593	9,423	9,575
Florida	85	90	95	100	104	108	116	-
Colorado	-	-	-	-	-	17,034	13,500	17,933
Alabama	-	-	-	-	-	4,270	4,292	-
Total potential problem out of market loans	$21,526	$12,579	$12,624	$12,705	$21,687	$43,881	$53,831	$52,750
ALLOWANCE ACTIVITY
Balance, beginning of period	$43,745	$43,898	$45,083	$44,684	$64,698	$54,575	$61,285	$65,229
Charge offs	722	2,653	2,229	1,936	99,604	16,067	27,562	13,392
Recoveries	610	4,226	1,012	619	1,305	1,564	712	398
Net charge offs (recoveries)	112	(1,573)	1,217	1,317	98,299	14,503	26,850	12,994
Provision for loan losses	3,085	(1,726)	32	1,716	78,285	24,626	20,140	9,050
Balance, end of period	$46,718	$43,745	$43,898	$45,083	$44,684	$64,698	$54,575	$61,285
NET CHARGE OFFS BY TYPE
Construction & development	$(22)	$(1,823)	$(85)	$(42)	$41,513	$7,177	$10,847	$1,012
Commercial real estate	(18)	2,022	91	14	50,070	5,702	7,593	7,290
Commercial	239	(1,894)	1,228	1,211	6,434	1,469	7,999	4,337
One-to-four family residential	(40)	20	(105)	123	1	55	165	58
Consumer	(47)	102	88	11	281	100	246	297
Total net charge offs (recoveries) by type	$112	$(1,573)	$1,217	$1,317	$98,299	$14,503	$26,850	$12,994
NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$(257)	$7	$(204)	$1,070	$13,210	$1,058	$1,442	$1,593
Texas banking	305	857	1,139	229	64,370	7,386	9,163	4,502
Kansas banking	68	(2,435)	324	166	8,872	361	1,791	372
Out of market	(4)	(2)	(42)	(148)	11,847	5,698	14,454	6,527
Total net charge offs (recoveries) by segment	$112	$(1,573)	$1,217	$1,317	$98,299	$14,503	$26,850	$12,994

SOUTHWEST BANCORP, INC.								Table 7
UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA
(Dollars in thousands, except per share)
	2012				2011
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
NET INCOME (LOSS) BY SEGMENT
Oklahoma banking	$1,460	$2,873	$4,497	$3,158	$(5,586)	$7	$5,290	$3,435
Texas banking	3,785	2,622	1,435	3,161	(35,435)	(6,455)	1,575	1,079
Kansas banking	(67)	1,550	(424)	1,239	(7,533)	(612)	971	131
Out of market	(2,922)	(169)	693	(570)	(7,857)	(1,947)	(9,039)	(924)
Subtotal	2,256	6,876	6,201	6,988	(56,411)	(9,007)	(1,203)	3,721
Secondary market	330	330	124	286	144	90	127	(13)
Other operations	(1,614)	(1,319)	(2,208)	(2,063)	(1,994)	(608)	(1,894)	(1,247)
Net income (loss)	$972	$5,887	$4,117	$5,211	$(58,261)	$(9,525)	$(2,970)	$2,461
PER SHARE DATA
Basic earnings per common share	$0.05	$0.22	$0.15	$0.21	$(3.05)	$(0.54)	$(0.21)	$0.07
Diluted earnings per common share	0.05	0.22	0.15	0.21	(3.05)	(0.54)	(0.21)	0.07
Book value per common share	12.60	12.59	12.35	12.21	11.99	15.08	15.60	15.73
Tangible book value per share*	12.54	12.53	12.29	12.15	11.93	15.02	15.54	15.67
COMMON STOCK
Shares issued and outstanding	19,529,721	19,448,312	19,447,202	19,445,913	19,444,213	19,441,577	19,439,167	19,438,290
OTHER FINANCIAL DATA
Investment securities	$377,112	$381,499	$340,378	$333,860	$275,352	$269,599	$268,153	$258,436
Loans held for sale	31,682	34,749	23,996	38,765	38,695	39,902	37,204	37,348
Noncovered portfolio loans	1,321,346	1,429,165	1,498,708	1,570,866	1,687,178	1,993,694	2,156,096	2,241,080
Total noncovered loans	1,353,028	1,463,914	1,522,704	1,609,631	1,725,873	2,033,596	2,193,300	2,278,428
Covered portfolio loans	25,707	28,197	30,712	33,314	37,615	41,209	46,153	49,117
Total assets	2,122,255	2,151,153	2,264,123	2,268,264	2,377,276	2,566,895	2,654,898	2,773,431
Total deposits	1,709,578	1,743,673	1,788,379	1,806,780	1,921,382	2,022,253	2,094,236	2,218,571
Other borrowings	70,362	66,694	68,477	55,139	56,479	86,583	96,682	85,332
Subordinated debentures	81,963	81,963	81,963	81,963	81,963	81,963	81,963	81,963
Total shareholders' equity	246,056	244,821	309,003	306,046	301,589	361,427	371,333	373,753
Mortgage servicing portfolio	343,397	329,184	305,465	301,378	295,492	285,886	283,083	281,271
INTANGIBLE ASSET DATA
Goodwill	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214
Core deposit intangible	2,543	2,664	2,785	2,906	3,030	3,155	3,285	3,420
Mortgage servicing rights	2,321	2,122	1,975	1,952	1,825	1,808	1,781	1,718
Nonmortgage servicing rights	-	-	-	-	2	3	3	3
Total intangible assets	$6,078	$6,000	$5,974	$6,072	$6,071	$6,180	$6,283	$6,355
Intangible amortization expense	$283	$283	$282	$296	$252	$226	$222	$361
DEPOSIT COMPOSITION
Non-interest bearing demand	$424,008	$429,407	$421,083	$395,141	$400,985	$388,365	$389,027	$369,013
Interest-bearing demand	112,012	113,677	119,929	119,759	105,905	98,270	124,346	112,731
Money market accounts	423,417	385,296	361,839	349,419	423,181	461,546	465,269	486,770
Savings accounts	37,693	36,461	35,610	34,679	33,406	31,319	29,586	28,440
Time deposits of $100,000 or more	351,273	389,969	431,317	464,876	487,907	551,914	570,116	669,817
Other time deposits	361,175	388,863	418,601	442,906	469,998	490,839	515,892	551,800
Total deposits**	$1,709,578	$1,743,673	$1,788,379	$1,806,780	$1,921,382	$2,022,253	$2,094,236	$2,218,571
OFFICES AND EMPLOYEES
FTE Employees	422	429	430	435	435	437	437	424
Branches	22	23	23	23	23	23	23	23
Loan production offices	1	2	2	2	2	2	2	2
Assets per employee	$5,029	$5,014	$5,265	$5,214	$5,465	$5,874	$6,075	$6,541
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,709,578	$1,743,673	$1,788,379	$1,806,780	$1,921,382	$2,022,253	$2,094,236	$2,218,571
Less:
Brokered time deposits	9,865	10,197	12,238	13,307	14,974	46,838	52,407	122,124
Other brokered deposits	3,421	4,421	4,420	6,529	78,236	105,483	105,392	112,033
Non-brokered deposits	$1,696,292	$1,729,055	$1,771,721	$1,786,944	$1,828,172	$1,869,932	$1,936,437	$1,984,414
Plus:
Sweep repurchase agreements	45,362	41,694	43,477	30,139	31,482	40,305	30,636	27,214
Core funding	$1,741,654	$1,770,749	$1,815,198	$1,817,083	$1,859,654	$1,910,237	$1,967,073	$2,011,628

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC.								Table 8
UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA
(Dollars in thousands, except per share)
	2012				2011
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.18%	1.06%	0.73%	0.89%	(8.98)%	(1.43)%	(0.43)%	0.35%
Return on average common equity (annualized)	1.56	7.11	5.03	7.00	(81.01)	(13.66)	(5.20)	1.85
Return on average tangible common equity
(annualized)*	1.56	7.15	5.06	7.03	(81.35)	(13.72)	(5.22)	1.85
Net interest margin (annualized)	3.41	3.59	3.71	3.82	3.62	3.77	3.79	3.78
Effective tax rate	31.45	39.73	37.12	37.50	38.49	35.23	54.53	38.40
Efficiency ratio	79.68	64.47	71.82	58.73	164.47	64.07	52.40	54.50
NONPERFORMING ASSETS
Noncovered:
Nonaccrual loans	$35,104	$26,493	$20,474	$14,324	$13,506	$132,268	$151,135	$134,934
90 days past due and accruing	3,290	390	245	100	43	458	43	529
Total nonperforming loans	38,394	26,883	20,719	14,424	13,549	132,726	151,178	135,463
Other real estate	11,315	14,683	17,263	19,329	19,844	70,785	38,956	41,067
Total nonperforming assets	$49,709	$41,566	$37,982	$33,753	$33,393	$203,511	$190,134	$176,530
Performing restructured	$290	$281	$328	$1,700	$1,017	$1,026	$3,191	$2,166
Potential problem loans	$94,361	$86,752	$111,083	$126,320	$133,039	$276,694	$291,171	$217,406
Covered:
Nonaccrual loans	$3,595	$4,809	$6,067	$7,015	$7,128	$7,065	$9,800	$9,809
90 days past due and accruing	-	353	-	-	-	610	-	-
Total nonperforming loans	3,595	5,162	6,067	7,015	7,128	7,675	9,800	9,809
Other real estate	3,643	4,142	3,825	4,694	4,529	5,350	3,806	4,016
Total nonperforming assets	$7,238	$9,304	$9,892	$11,709	$11,657	$13,025	$13,606	$13,825
Performing restructured	$2,523	$2,548	$1,701	$-	$-	$-	$-	$-
Potential problem loans	$3,155	$1,621	$1,573	$553	$912	$2,015	$2,731	$3,444
ASSET QUALITY RATIOS
Net loan charge-offs to average portfolio
loans (annualized)	0.03%	(0.42)%	0.31%	0.32%	19.78%	2.70%	4.76%	2.25%
Noncovered:
Nonperforming assets to portfolio loans and
other real estate	3.73%	2.88%	2.51%	2.12%	1.96%	9.86%	8.66%	7.74%
Nonperforming loans to portfolio loans	2.91	1.88	1.38	0.92	0.80	6.66	7.01	6.04
Allowance for loan losses to portfolio loans	3.52	3.05	2.92	2.87	2.62	3.25	2.53	2.73
Allowance for loan losses to
nonperforming loans	121.10	162.21	211.43	312.14	326.47	48.75	36.10	45.24
Covered:
Nonperforming assets to portfolio loans and
other real estate	24.66%	28.77%	28.64%	30.81%	27.66%	27.98%	27.23%	26.02%
Nonperforming loans to portfolio loans	13.98	18.31	19.75	21.06	18.95	18.62	21.23	19.97
Allowance for loan losses to portfolio loans	0.87	0.49	0.30	0.18	1.20	-	-	-
Allowance for loan losses to
nonperforming loans	6.23	2.67	1.50	0.86	6.33	-	-	-
CAPITAL RATIOS
Average total shareholders' equity to
average assets	11.61%	12.31%	13.56%	12.99%	13.95%	14.21%	13.81%	13.40%
Leverage ratio	15.01	14.49	16.84	16.20	14.50	16.47	16.25	15.95
Tier 1 capital to risk-weighted assets	20.28	19.36	22.24	21.21	19.51	19.54	18.93	18.49
Total capital to risk-weighted assets	21.56	20.64	23.52	22.49	20.78	20.81	20.20	19.77
Tangible common equity to tangible assets***	11.54	11.33	10.56	10.42	9.76	11.38	11.38	10.99
REGULATORY CAPITAL DATA
Tier I capital	$319,665	$317,665	$382,263	$378,949	$371,114	$433,627	$444,105	$447,803
Total capital	339,964	338,739	404,252	401,808	395,292	461,928	473,949	478,713
Total risk adjusted assets	1,576,521	1,641,121	1,719,058	1,786,282	1,902,639	2,219,271	2,346,596	2,421,752
Average total assets	2,130,035	2,192,579	2,269,640	2,339,784	2,558,657	2,632,999	2,733,561	2,807,518
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Capital to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$246,056	$244,821	$309,003	$306,046	$301,589	$361,427	$371,333	$373,753
Less:
Goodwill	1,214	1,214	1,214	1,214	1,214	1,214	1,214	1,214
Preferred stock	-	-	68,837	68,644	68,455	68,268	68,084	67,902
Tangible common equity	$244,842	$243,607	$238,952	$236,188	$231,920	$291,945	$302,035	$304,637
Total assets	$2,122,255	$2,151,153	$2,264,123	$2,268,264	$2,377,276	$2,566,895	$2,654,898	$2,773,431
Less goodwill	1,214	1,214	1,214	1,214	1,214	1,214	1,214	1,214
Tangible assets	$2,121,041	$2,149,939	$2,262,909	$2,267,050	$2,376,062	$2,565,681	$2,653,684	$2,772,217
Tangible common equity to tangible assets	11.54%	11.33%	10.56%	10.42%	9.76%	11.38%	11.38%	10.99%

Balance sheet amounts and ratios are as of period end unless otherwise noted.